                                                                   EXHIBIT 10.42


                FUEL SERVICE AND TRUCK STOP OPERATING AGREEMENT


     1) PARTIES: This Fuel Service and Truck Stop Operating Agreement (the "Operating Agreement"), dated effective the first day of ____________________ 199 __ is entered into by and between RVC Operations, L.L.C. (hereinafter "Operator") and RIVER PORT TRUCK STOP, L.L.C. (hereinafter "Establishment Licensee"), both entities represented by their duly authorized managers and/or officers pursuant to resolutions, which are attached hereto and made a part hereof, in consideration of their mutual covenants and Establishment Licensee hereby contracts with Operator and Operator contracts with Establishment Licensee, on the terms and conditions herein, to operate a truck stop at the following described premises (hereinafter the "Truck Stop"):

Two (2) tracts of land containing 5.65 and 2.23 acres respectively, situated in West Baton Rouge Parish, Louisiana in Section 93, Township 7 South, Range 12 East, as shown on a plan of survey prepared by Edward E. Evans & Associates, Inc., and dated January 5, 1973, revised February 28, and April 5, 1973, a copy of which is provided in Attached "A" to this Operating Agreement.

     2) KIND OF BUSINESS: Establishment Licensee requires Operator to operate, and Operator hereby agrees to operate, the Truck Stop throughout the full term of the Operating Agreement, and the principal business to be conducted includes truck stop fuel sales, maintenance of truck parking and trucker's lounge facilities as required by State Gaming Regulations to enable Establishment Licensee to operate a Video Poker Casino with the maximum number of video poker gaming devices permitted by applicable law (which is currently 50 devices) and/or such other gaming devices as may subsequently allowed by law. In addition to the hold harmless and indemnity in Article 21(E), Operator agrees to comply with, hold harmless, indemnify and defend Establishment Licensee from any violations of all laws, regulations, or ordinances relative to Operator's use of the premises. Establishment Licensee requires Operator to fully comply with all laws and regulations applicable to Operator's business under this Agreement, including, but not limited to, Video Draw Poker Devices Statute (La. R.S. 33:4862.6 (A) (4) (a)) pertaining to the requirements of a "QUALIFIED TRUCK STOP FACILITY" ( Attachment "B"). Establishment Licensee requires Operator to maintain, and Operator hereby agrees to maintain, qualified retailer status for the sale of TEXACO products, or any other mutually agreeable gasoline and diesel fuel products to be sold at the Truck Stop during the full term of this Operating Agreement.

     3) RESOLUTORY CONDITION: The validity of this contract shall be subject to a resolutory condition which condition shall be the disapproval of this contract by any of the regulatory agencies which require said approval, including, but not limited to, the Louisiana Gaming Control Board and the Video Gaming Division of the Louisiana State Police. Furthermore, in the event that any such regulatory agency should disapprove of any of the terms and/or conditions of this contract, or in the event that any of the terms and/or conditions of this contract would otherwise adversely affect the licensure of either party hereto by any such regulatory agency, including, but not limited to, the Louisiana Gaming Control Board and the Video Gaming Division of the

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

Louisiana State Police, then in either of said events, any such term of condition hereof shall be null and void retroactive to the date of the signing of this contract and shall have no binding effect on the parties hereto.

     4) ULTIMATE AUTHORITY: Although Operator shall be responsible for and is authorized to conduct the day-to-day sale of fuel at the Truck Stop, Establishment Licensee does hereby reserve and shall have ultimate authority and control over the operations and fuel pricing at the Truck Stop, as would be required to satisfy any and all regulatory obligations for the continued operation of the Truck Stop and the video gaming devices located in the gaming area, including the right to terminate this contract upon the disapproval of the Louisiana Gaming Control Board of this contract or upon the disapproval of this contract by any other regulatory agency which requires said approval. This Agreement shall not be considered or interpreted as a lease between the parties, nor shall it be construed that Operator has any control whatsoever of the fuel facilities of the Truck Stop.

     5)   TERM:  The initial term of this Operating Agreement is for FIFTEEN
(15) YEARS, effective ________________________ (the "Effective Date") and terminating on ___________________. Notwithstanding the Effective Date, this Operating Agreement shall not become effective until Operator receives any and all federal, state, parish or city licenses and permits necessary to operate a "QUALIFIED TRUCK STOP FACILITY" which must include a "CLASS A-GENERAL RETAIL PERMIT" and a "CLASS A- RESTAURANT PERMIT", as defined in Part II of Chapter 2 of Title 26 of the Louisiana Revised Statutes of 1950. An "Option to Renew" this Operating Agreement is also provided herein for an additional FIFTEEN (15) YEARS based on the same terms and conditions provided for during the initial term.

6) CONSIDERATION: Operator shall purchase from D & S Distributors, Inc. or any other mutually agreeable fuel distributor all gasoline and diesel fuel to be sold at the Truck Stop. Operator agrees to pay Establishment Licensee, without deduction, off-set, prior notice, or demand, on the tenth day of each month during the term of this Agreement a ROYALTY (herein so called) on all proceeds derived from the sale of gasoline and diesel fuel during the preceding month based on a sale production schedule. The following Royalty Percentages (herein so called) are hereby established and agreed upon for the following categories:
(A) a Royalty based on gallons of diesel sold and (B) a Royalty based on gallons of gasoline sold, as follows:

                  (A) ROYALTY BASED ON GALLONS OF DIESEL SOLD
                  -------------------------------------------

INCREMENTAL          CUMM.        %       EST. $    EST. CUMM.
GALLONS SOLD       GAL. SOLD   ROYALTY   ROYALTY    $ ROYALTY
------------       ----------  --------  -------   ------------
Up To  1,500,000    1,500,000    1.00%   $15,000       $15,000
Next     300,000    1,800,000    1.25%     3,750        18,750
Next     300,000    2,100,000    1.50%     4,500        23,250
Next     300,000    2,400,000    1.75%     5,250        28,500
Next     300,000    2,700,000    2.00%     6,000        34,500
Next     300,000    3,000,000    2.50%     7,500        42,000

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


Next     300,000    3,300,000    2.75%     8,250        50,250
Next     300,000    3,600,000    3.00%     9,000        59,250
Max      300,000    3,900,000    3.00%     9,000        68,250

                 (B) ROYALTY BASED ON GALLONS OF GASOLINE SOLD
                 ---------------------------------------------

INCREMENTAL           CUMM.       %       EST. $     EST. CUMM.
GALLONS SOLD        GAL. SOLD  ROYALTY   ROYALTY     $ ROYALTY
------------        ---------  --------  -------    ------------
Up To    750,000      750,000    2.00%   $15,000       $15,000
Next     150,000      900,000    2.25%     3,375        18,375
Next     150,000    1,050,000    2.50%     3,750        22,125
Next     150,000    1,200,000    2.75%     4,125        26,250
Next     150,000    1,350,000    3.00%     4,500        30,750
Next     150,000    1,500,000    3.50%     5,250        36,000
Next     150,000    1,650,000    3.75%     5,625        41,625
Next     150,000    1,800,000    4.00%     6,000        47,625
Max.     150,000    1,950,000    4.00%     6,000        53,625

All Royalties derived from Royalty Percentages will be subject to audit by the Establishment Licensee or its agents, who shall have the right, on demand, to review Operator's state sales tax returns, all cash register data, including computer files, tapes and receipts, all bank deposits and all records pertaining to verification of pricing of fuel available for sale relative to the cost of goods sold, to ensure the accurate recording of all sales for cash, credit card and accounts receivable transactions.

All amounts due Establishment Licensee hereunder are payable to the order of RIVER PORT TRUCK STOP, L.L.C. and shall be delivered to Establishment Licensee or its agent at 13150 COIT ROAD, DALLAS, TEXAS, 75240, or as Establishment Licensee or its successors or assigns may hereafter from time to time designate in writing pursuant to the Notice clause set forth herein.


     7) SECURITY DEPOSIT: On the Effective Date, there shall be due and payable by Operator a security deposit in an amount of SEVEN THOUSAND-FIVE HUNDRED DOLLARS ($7,500) to be held for the performance by Operator of Operator's covenants and obligations under this Operating Agreement. It is understood that the deposit shall not be considered an advance payment of consideration or a measure of Establishment Licensee's damage in case of default by Operator or breach by Operator of Operator's covenants under this Operating Agreement. Establishment Licensee may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any event of default or breach of covenant of Operator, and any remaining balance of the security deposit shall be returned by Establishment Licensee to Operator upon termination of this Operating Agreement.

     8)   DELIVERY OF PREMISES:  Operator hereby agrees to accept the Truck Stop

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in its existing condition, except for liability for environmental contamination pre-existing the Effective Date hereof and except for remedial costs to clean-up any pre-existing environmental contamination. With the environmental exception above, Lessee assumes responsibility for the condition of the Truck Stop premises thereafter the Effective Date. Any additional improvements or alterations desired by Operator thereafter shall be at the Operator's cost, with Establishment Licensee's prior written approval, except as hereinafter provided.

     9) TAXES: In addition to the Royalty provided for above, Operator shall pay each month, a ROYALTY SUR-CHARGE (herein so called) which represents an allocated portion of the real estate taxes and assessments, general and special, levied or imposed, with respect to said Truck Stop, including any additions to the Truck Stop, which for the purposes hereof shall be deemed to include related parking facilities and all the improvements to said building, as estimated by Establishment Licensee. In the month of December of each year, Establishment Licensee shall furnish Operator with a statement providing the amount of taxes levied against the land, building and improvements, and Operator's share of said tax, and the amount of the tax paid by Operator during the prior year. Establishment Licensee's statement shall include a copy of the tax bills for the year and a check or bill for any over or under payment for said taxes.

In addition to all other payments required to be paid by Operator to Establishment Licensee, Operator shall pay in the same manner as set forth in the preceding paragraph all consideration, sales and use taxes, if any, levied or imposed with respect to the Operating Agreement premises or this Operating Agreement and all other taxes, charges, assessments and governmental impositions, extraordinary or otherwise, of every nature and kind, which may, during the Operating Agreement term, be assessed, levied, or imposed, upon this Operating Agreement or the Operating Agreement premises, or any part thereof, or any improvements thereon.

     10) ALTERATIONS: All alterations, replacements and improvements made upon the Truck Stop during the Operating Agreement, including lighting, electrical wiring, office partitions, all heating and air conditioning, shall be done only with the prior express written consent of Establishment Licensee and shall become the sole and exclusive property of Establishment Licensee upon the expiration of this Operator Agreement. However, all movable trade fixtures, machinery and equipment installed by Operator shall remain the property of Operator and be removed by Operator, at its expense, at the expiration of the Operating Agreement, provided the Operating Agreement is not then in default. The Truck Stop shall be returned to Establishment Licensee by Operator in the condition it existed as of the Effective Date, reasonable and ordinary wear and tear excepted. In the event Operator fails to timely remove fixtures, machinery or equipment installed by it, as required under this Section 10, Establishment Licensee may at its option and at Operator's expense demolish, remove and dispose of all such items or may retain it as the Truck Stop of Establishment Licensee without reimbursement to Operator. Operator undertakes that no lien, privilege, or claim of any kind shall rest against the Truck Stop from any repairs, alterations, additions or improvements, or from the construction of any building or buildings; and agrees to furnish, at its own cost, to Establishment Licensee, upon Establishment Licensee's request therefor, the bond of a responsible surety company, qualified to do business in the State of Louisiana, and

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

reasonably acceptable to Establishment Licensee, conditioned to hold Establishment Licensee and the Truck Stop harmless against any such lien, privilege, or claim, said bond to be for an amount equal to the estimated cost of such construction, restoration, alterations, additions or improvements. No consent of Establishment Licensee for Operator to make improvements or repairs to the Truck Stop premises shall be deemed to permit Establishment Licensee's interest to become subject to labor or material liens.

     11) DELIVERY AT EXPIRATION OF OPERATING AGREEMENT: At expiration of this Operating Agreement the Truck Stop premises must be in good order and condition clear of all goods and broom cleaned and Operator shall make good all damages to the premises, usual wear and tear damage by the elements excepted.

     12) LIEN FOR PAYMENT OF CONSIDERATION: Establishment Licensee shall have the rights provided for protection of interests under Louisiana law, and in addition shall have a possessory lien on all FUEL INVENTORY located upon the Truck Stop premises for payment of all sums due by Operator to Establishment Licensee by reason of this Operating Agreement.

     13) ASSIGNMENT: This Operating Agreement may not be assigned, partially or fully, by Operator without prior written consent of Establishment Licensee which consent may be withheld in its sole discretion. In the event of permitted assignment, Operator acknowledges it shall remain fully responsible for compliance with all terms of the Operating Agreement. Any persons or entity receiving permitted assignment by Establishment Licensee shall assume all obligations of Operator under this Operating Agreement. Establishment Licensee may assign all or any portion of this Operating Agreement without the consent of Operator.

     14) INSOLVENCY, ETC. AS DEFAULT: In the event of Operator's bankruptcy, receivership, insolvency, attachment by law of its contents, or assignment for the benefit of creditors, or Operator's failure to maintain a going business at the Truck Stop, Establishment Licensee may upon written notice to Operator, declare a default in, and immediately terminate, this Operating Agreement.

     15) DEFAULT BY OPERATOR: Should Operator fail to pay Royalty, Royalty Sur-Charge or any other amounts due hereunder on the day when such amounts shall become due and payable, and shall continue in default for a period of ten (10) days after written notice thereof by Establishment Licensee, or should Operator fail to comply with other obligations of this Operating Agreement, within thirty
(30) days from the mailing by Establishment Licensee of notice demanding same, Establishment Licensee shall have the right, at Establishment Licensee's option, to immediately terminate this agreement, and/or sue for the damages, and/or seek specific performance of this Operating Agreement by Operator. The foregoing provisions are without prejudice to any remedy which might otherwise be available under Louisiana or other applicable law for breaches of contract or to any lien to which Establishment Licensee may be entitled.

If Operator has taken steps to cure any default not curable in twenty (20) days, such additional reasonable time as is necessary in Establishment Licensee's sole discretion to cure such default shall be granted to Operator.

Should Establishment Licensee terminate this Operating Agreement as provided in this article, Establishment Licensee may remove all persons and personal property without legal process, and all claims for damages by reason of such removal are hereby expressly waived by Operator.

Establishment Licensee's failure to strictly and promptly enforce these conditions shall not operate as a waiver of Establishment Licensee's rights, Establishment Licensee hereby expressly reserving the right to always enforce prompt payment of all sums due hereunder, and/or to cancel this Operating Agreement regardless of any indulgences or extensions previously granted.

In the event Operator defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Operating Agreement and Establishment Licensee places the enforcement of this Operating Agreement, or any part thereof, or the collection of any amounts due or to become due hereunder, or recovery of the possession of the Truck Stop in the hands of an attorney, or files suit upon same, Operator agrees to pay Establishment Licensee's reasonable attorney's fees and the other costs and expenses of Establishment Licensee incurred to enforce this Operating Agreement.

     16) RIGHT TO SHOW SIGN: Establishment Licensee reserves the right to post on the premises signs "For Sale", "For Lease" or "For Rent" during the 120 days preceding the expiration of this Operating Agreement. Operator must allow parties who have been previously authorized by Establishment Licensee to visit the Truck Stop in view of buying during such 120 days prior to expiration, from 9 A.M. to 5 P.M.

     17) RIGHT OF ENTRY: Establishment Licensee at anytime may inspect the Truck Stop premises and make repairs and alterations, or to run pipe or electric wire, as Establishment Licensee may deem necessary and appropriate provided Establishment Licensee shall not inconvenience the Operator's operations of the Truck Stop.

     18) SIGNS: Unless otherwise agreed herein, Operator shall not place signs on the Truck Stop without Establishment Licensee's prior written approval and such approval shall not be unreasonably withheld. Upon termination of this Operating Agreement, Operator shall remove signs, advertisements or notices painted on or affixed to the Truck Stop and restore the place it occupied to as similar a condition as reasonably practical in which it existed as of the Effective Date of this Operating Agreement. Upon Operator's failure to do so, Establishment Licensee may do so at Operator's expense.

19) CONDITION AND UPKEEP OF PREMISES: Operator will at Operator's sole expense operate in accordance with standards specified by TEXACO, INC. and Establishment Licensee and keep and maintain in good repair the entire Truck Stop and any additions constructed thereon, including without limitation the loading and parking areas exclusively used by Operator, as well as interior walls, floors, ceiling, ducts, utilities, air conditioning, heating, lighting and plumbing. In addition to the consideration provided above, Operator shall pay each month, included in a ROYALTY SUR-CHARGE, a pro-rata share of Establishment Licensee's expenses for general maintenance of general and truck parking lots, grounds and landscape areas of the Truck Stop and Video Poker casino premises, provided for below under Section 32. Cost elements include exterior maintenance costs, exterior utility costs, outside security services, insurance premiums and real estate taxes and assessments. Establishment Licensee shall be responsible to maintain the roof, foundations, and outside walls (not including doors and floors), and Operator shall be responsible for all other areas of the Truck Stop. Where contractors' or manufacturers' warranties are applicable and Operator advises Establishment Licensee in writing of the need for such repair, Establishment Licensee, at its option, will enforce such warranties for Operator's benefit or assign such warranties to Operator for Operator to enforce. However, Establishment Licensee shall not be obliged to make any repair unless it shall be notified in writing by Operator of the need of such repair and shall have had a reasonable period of time to make such repair, and shall not be liable to make any repair occasioned by Operator's acts within the Truck Stop premises. Establishment Licensee shall not be liable for any damage or loss in consequence of defects in the Truck Stop causing leaks, stoppage of water, sewer or drains or any other defects about the Truck Stop building and premises, unless it shall have failed to repair defects for which it is responsible within a reasonable time following written demand of Operator. Establishment Licensee shall not be liable for any loss or damage to persons or property caused directly or indirectly by loss of electrical power. However, Lessor will use reasonable efforts to timely restore electrical power.

It is also specifically acknowledged that safety and replacement of the plate glass is Operator's responsibility, as well as keeping pipes from freezing in the winter.

Operator shall immediately repair any damages caused by Operator that threaten or weaken the structure or detract from the appearance of the Truck Stop. Operator shall maintain neatness and cleanliness. If Operator does not correct the damages and/or clean the Truck Stop within twenty (20) days of written notification by Establishment Licensee, Establishment Licensee may proceed with repairs and/or clean-up at Operator's expense.

Operator agrees not to store merchandise or leave trash outside the Truck Stop. Trash shall be kept in containers. Should Operator be in default in the requirements of this provision, Establishment Licensee may, after written notice to Operator, remedy such default at Operator's expense, and such expense shall be treated as additional consideration due under this Operating Agreement by Operator.

     20) FIRE AND CASUALTY CLAUSE: In case the Truck Stop shall be so damaged by fire or other cause as to be rendered inoperable and necessary repairs cannot be made within 180 days, this Operating Agreement may, at the option of Establishment Licensee, terminate as of the time the Truck Stop premises were rendered inoperable. However, if the damage is such that repairs can be completed within 180 days and Establishment Licensee shall have received insurance proceeds in an amount equal to the cost of such repairs and Establishment Licensee can make such repairs promptly the Operating Agreement will remain in force. If the loss occurs in the last 18 months of the original term or extension thereof, either party may terminate this Operating Agreement effective the date of the casualty by giving the other party written notice of such election within 30 days of the loss.

     21)  INSURANCE AND INDEMNITY:

A. Liability and Property Damage: Operator shall at all times during the full term of this Operating Agreement and during the full term carry and maintain at its own cost and expense, General Public Liability Insurance against claims for personal injury or death and property damage occurring on the Truck Stop premises, such insurance to afford protection to both Establishment Licensee and Operator, including coverage for the contractual liability of Operator to Establishment Licensee assumed hereunder, and is to be maintained in reasonable amounts, having regard to the circumstances, and the usual practice at the time of prudent owners and operators of comparable facilities in the local area, but in no event in amounts less than Two Million Dollars ($2,000,000) with respect to bodily injury or death to any person, Two Million Dollars ($2,000,000) with respect to any one accident, and for property damage not less than Two Million Dollars ($2,000,000). Establishment Licensee must also be named as an "additional insured" on each policy. Operator shall timely deliver to Establishment Licensee evidence of such insurance and all renewals thereof.

B. Fire and Extended Coverage: Establishment Licensee shall, at all times during the term of this Operating Agreement, keep all improvements (other than those removable installations, which by the terms of this Operating Agreement Operator would be permitted to remove at expiration of this Operating Agreement) in and on the Truck Stop premises insured to the full replacement value thereof against loss by fire and extended coverage and maintain such insurance at all times as specified herein.

Operator shall pay each month, included in a ROYALTY SUR-CHARGE, a pro-rata share of Establishment Licensee's insurance premium attributable to the full insurance value of the improvements covered by this Operating Agreement. Operator shall be responsible for maintaining its own insurance on its property and hereby agrees that Establishment Licensee shall have no liability for any damage to Operator's property, unless such damage was as a result of the gross negligence or willful misconduct of Establishment Licensee.

C. Placement of Insurance: All of the aforementioned policies of insurance shall be written and maintained in responsible "A Rated"insurance companies duly authorized and licensed to do business in and to issue policies in the State of Louisiana. The policies providing for the protection required in subparagraph A hereof may remain in the possession of Operator, provided, however, that Operator furnish satisfactory evidence to Establishment Licensee or the Establishment Licensee's mortgagee that such policy or policies fulfill the requirements of subparagraph A.

D. Voiding Insurance: Operator will not permit the Truck Stop to be used for any purpose which would render the insurance on the Truck Stop premises thereon void.

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

E. Indemnity: Operator shall indemnify, save harmless and defend Establishment Licensee from and against liability, penalties, expenses, causes of action, suits, claims or judgments for death, injury, or damages to persons or Truck Stop during the term of this Operating Agreement arising out of the operation of the Truck Stop by Operator, or any of its agents, employees, licensees or invitees, unless such death, damage, injury, claim, loss, demand, penalty or the like is the result of or attributable to the gross negligence or willful misconduct of Establishment Licensee or its agents or employees. Operator shall and will, at its own expense, defend any and all suits, demands, or any of the above mentioned claims arising out of the contracted operation of the Truck Stop by Operator, that may be brought against Establishment Licensee, or any of them, or in which Establishment Licensee, or any of them, may be impleaded with others, upon any such above mentioned claim or claims, and shall and will satisfy, pay and discharge any and all judgments that may be recovered against Establishment Licensee, or any of them, in any such actions in which Establishment Licensee, or any of them, may be a party defendant. Operator's payment of defense costs shall include payment of attorney fees, consultants' fees, court costs, administrative costs and expenses.

     22) UTILITIES: All utilities on the Truck Stop premises must be separately metered, and such shall be paid by Operator, including the cost of heat, water, electricity, gas, garbage pickup, sewer and special fees arising out of the use of the Truck Stop by Operator. In addition, Operator shall pay each month, included in a ROYALTY SUR-CHARGE, a pro-rata share of Establishment Licensee's utility costs for maintaining the general and truck parking lots, grounds and landscape areas.

     23) ATTORNEY'S FEES AND EXPENSES: Except as elsewhere provided, in the event it becomes necessary for either party to employ an attorney to enforce collection of the royalties, or to enforce compliance with any of the covenants and agreements herein contained, the unsuccessful litigant shall be liable for reasonable attorney's fees, costs and expenses incurred by the prevailing party.

     24) NOTICE: Any notice provided for herein must be in writing and will be deemed given when deposited by certified mail (regardless of when or if received by the addressee), or when actually delivered in person to the parties or the designated agents at the following addresses or at such other addresses as they may from time to time direct.

          Establishment Licensee:  RIVER PORT TRUCK STOP, L.L.C.
          ----------------------   940 South Lobdell/LA Highway 415 at I-10
                                   Port Allen, LA 70767

               with a copies to:   Mr. Don I. Williams
                                   River Port Truck Stop, Inc.
                                   903 East Main Street
                                   New Roads, LA

                                   and

                                   North American Gaming & Entertainment
                                   Corporation
                                   c/o Ted C. Parker, Jr.
                                   13150 Coit Road
                                   Dallas, Texas, 75240

          Operator:                RVC Operations, L.L.C.
          --------                 c/o Ronald Schexnaildre
                                   940 South Lobdell/LA Highway 415 at I-10
                                   Port Allen, LA 70767


               with a copy to:     Ronald Schexnaildre
                                   24415 Sabastian Street
                                   Plaquemine, LA 70764

     25) CONDEMNATION: If the Truck Stop is subjected to condemnation proceedings, the Operating Agreement shall terminate if all of the Truck Stop is taken or if the portion taken is, in Establishment Licensee's sole discretion, so extensive that the residue is inadequate for Establishment Licensee's purposes. Whether condemnation proceedings are filed in court or negotiated, Operator may claim for itself compensation for moving expenses and for the taking of any removable installations which by the terms of the Operating Agreement Operator would be permitted to remove at the expiration of this Operating Agreement. All other compensation and awards shall be the sole property of Establishment Licensee.

     26) OPERATING AGREEMENT HOLDOVER: Should Operator remain on the premises after expiration of this Operating Agreement, such action shall only create a month-to-month Operating Agreement with the terms governing Royalty Percentages remaining the same.

     27) ENTIRETY OF UNDERSTANDING IN WRITTEN OPERATING AGREEMENT: It is agreed that the entire understanding between the parties is set out in this Operating Agreement and any addendums annexed, and that this Operating Agreement supersedes and voids all prior proposals, letters and agreements, oral or
written.   The law of Louisiana where the Truck Stop is situated, shall apply.

     28) WAIVER: Failure of Establishment Licensee to declare immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive any default, but Establishment Licensee shall have the right to declare any such default at any time; no waiver of any default shall alter Operator's obligations under this Operating Agreement with respect to any other existing or subsequent default.

     29) BINDING ON HEIRS, ETC.: All covenants and agreements enumerated herein shall be binding upon and inure to the benefit of both parties hereto and their respective legal representatives, heirs, successors and assigns throughout the life of this instrument.

     30) SUBROGATION: Neither Establishment Licensee nor Operator shall be liable to the other for the loss arising out of damage to or destruction of the Truck Stop, or the building or improvements of which the Truck Stop premises are a part thereof, when such loss is caused by any of the perils which are or could be included within or are insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, are hereby waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Establishment Licensee or Operator or by their respective agents, servants or employees. It is the intention and agreement of the parties that the considerations reserved by this Operating Agreement have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense (except as expressly provided herein), and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Operating Agreement. Neither Establishment Licensee nor Operator shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured or additional named insured.

     31) SUBORDINATE TO MORTGAGE: At the option of Establishment Licensee's mortgagee, Operator agrees to subordinate this Operating Agreement to any mortgage, deed of trust or incumbrance which the Establishment Licensee may have placed, or may hereafter place, on the Truck Stop. Operator agrees to execute, on demand, any instrument which may be deemed necessary or desirable to render such mortgage, deed of trust or encumbrance, whenever made, superior and prior to this Operating Agreement.

     32) ROYALTY SUR-CHARGE: Operator agrees to pay a ROYALTY SUR-CHARGE to the Establishment Licensee in addition to the consideration provided for above. Such ROYALTY SUR-CHARGE shall be in the amounts set forth below and shall include an allocated portion of exterior maintenance costs, exterior utility costs, outside security services, insurance premiums and real estate taxes and assessments. Establishment Licensee shall use its best effort to maintain the common areas used in connection with the Truck Stop in a safe and clean condition. Establishment Licensee shall be responsible to maintain the roof, foundations, and outside walls (not including doors and floors). Common areas include, but are not be limited to, general and truck parking areas, access roads and facilities in or at the Truck Stop premises including driveways, loading areas, sidewalks, ramps, landscaped and planting areas, lighting facilities, signs and other areas and improvements for the general use, in common, or by Operator, its officers, agents, employees and customers.

Operator shall pay each month a pro-rata share, established at 25%, of Establishment Licensee's exterior maintenance costs on the general and truck parking lots and grounds, including paving, electrical fixtures and wiring, plumbing fixtures and lines, and landscape plant material and irrigation.

Operator shall pay each month a pro-rata share, established at 25%, of Establishment Licensee's

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

exterior utility costs on the general and truck parking lots and grounds, including paving, electrical fixtures and wiring, plumbing fixtures and lines, and landscape plant material and irrigation.

Operator shall pay each month a pro-rata share, established at 25%, of Establishment Licensee's outside security services on the general and truck parking lots and grounds, access roads, facilities in or at the premises, including driveways, loading areas, sidewalks and ramps.

Operator shall pay each month an allocated portion of Establishment Licensee's insurance premiums attributable to the full insurance value of the Truck Stop improvements covered by this Operating Agreement. This allocated portion will be defined by the ratio of specific Truck Stop improvements to the total insurance premium for the Truck Stop and Video Poker Complex.

Operator shall pay each month an allocated portion of the real estate taxes and assessments, general and special, levied or imposed, with respect to said land and buildings, including any additions to the Truck Stop, which for the purposes hereof shall be deemed to include related parking facilities and all the improvements covered by this Operating Agreement. This allocated portion will be defined by the ratio of specific Truck Stop improvements to the total insurance premium for the Truck Stop and Video Poker Complex.

Operator shall pay each month, an estimated one-twelfth (1/12) of said ROYALTY SUR-CHARGE as estimated by Establishment Licensee.

In January of each year, Establishment Licensee shall furnish Operator with a statement setting forth the amount of the actual expenses incurred in the prior year and the formula for determining the allocated ROYALTY SUR-CHARGE for the current year. Such signed statement shall include a copy of the common area maintenance expenses for the past year and a check or bill for any over or under payment for said common maintenance charges.

Establishment Licensee shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such facilities and areas; to enhance security and safety, to change traffic access, provided the Truck Stop is adequately served by the new access; to restrict parking by Operator, its officers, agents and employees to designated areas; and to do and perform such other acts as Establishment Licensee shall, in the use of its business judgment, determine to be advisable with a view to the improvement of the convenience and use thereof by Operator, its officers, agents, employees and customers.

     33) OPERATING AGREEMENT RECORDATION: All parties agree not to record this Operating Agreement, but a memorandum of the Operating Agreement may be recorded.

     34) GROSS DEFAULT: If Operator defaults under that certain Convenience Store and Restaurant Sub-Lease between Operator (Lessee) and Establishment Licensee (Lessor) of even date herewith, Establishment Licensee may declare a default under this Operating Agreement and terminate this Operating Agreement or exercise such other rights as it may have hereunder or under applicable law for such default. In the event Establishment Licensee defaults under this Operating Agreement, Lessee may pursue all rights and remedies afforded under this Operating Agreement, and under the Convenience Store and Restaurant Sub-Lease referred to above, and under any applicable laws or regulations.


     35) RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES: Notwithstanding any provision of this Fuel Service and Truck Stop Operating Agreement or that certain Convenience Store and Restaurant Sub-Lease (the "Lease") between Operator and Establishment Licensee of even date herewith to the contrary, Establishment Licensee irrevocably assigns to Operator any and all of Establishment Licensee's rights of first refusal to purchase the premises in accordance with Article XVI, Sections 16.1, 16.2 and 16.3 of that certain Lease Agreement between S. W. Day and T. Joe Callaway; and River Port Truck Stop, Inc., dated January 17, 1997 and that certain Assignment and Assumption of Lease from River Port Truck Stop, Inc. to River Port Truck Stop, L.L.C., dated May 19, 1998 (collectively referred to as the "Base Lease"). It is the parties' intention that this right of first refusal to Operator shall survive the terms and conditions of this Fuel Service and Truck Stop Operating Agreement and the Lease.

     This Operating Agreement is made and signed in multiple originals, with the Effective Date as defined above.


     IN WITNESS WHEREOF, Establishment Licensee hereby signs at _______________ ___________________, Louisiana on this ______ day of _________________________,
199___, after due reading of the whole.

WITNESSES:                        Establishment Licensee:

                                  RIVER PORT TRUCK STOP, L.L.C.

                                  By:
------------------------------       ------------------------------
                                           DON I. WILLIAMS

                                  Its: Authorized Signing Member
------------------------------

     IN WITNESS WHEREOF, Operator hereby signs at ___________________________, in the State of ______________________ on this _______ day of _______________,
19 ___, after
due reading of the whole.


WITNESSES:                        Operator:

                                  RVC Operations, L.L.C.

                                  By:
------------------------------       ------------------------------
                                      RONALD SCHEXNAILDRE

                                  Its: Manager
------------------------------         -------


                                 CERTIFICATION
                                 -------------

     The undersigned hereby certify that they are the duly elected and qualified manager of RVC Operations, L.L.C. and the duly authorized signing member of RIVER PORT TRUCK STOP, L.L.C., the entities executing this document, and as such have custody of the company minutes of the meeting of the members of the limited liability company, as applicable, duly called and constituted, a quorum being present, authorizing, directing and approving the above named manager and member to execute and deliver this agreement binding such entities to the obligations herein undertaken.

                                    RVC Operations, L.L.C. (Lessee)


                                    ------------------------------
                                    Manager


                                    RIVER PORT TRUCK STOP, L.L.C. (Lessor)


                                    ------------------------------


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